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                                                                    EXHIBIT 12.1

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                        (Unaudited)
                                                                      Six Months Ended
                                                            -------------------------------------
                                                             August 23,               August 24,
                                                                2003                     2002
                                                            -------------------------------------
                                                            (Dollars in thousands, except ratios)
Earnings:
   Income before income taxes                               $    142,067             $    108,466
   Add:
      Interest on indebtedness                                     4,011                    5,643
      Equity income (loss), net of distributions                    (289)                     653
      Minority losses                                              1,578                    1,141
      Portion of rents representative of the interest
        factor                                                     3,222                    3,222
      Amortization of capitalized interest                           384                      624
                                                            ------------             ------------
          Adjusted earnings                                 $    150,973             $    119,749
                                                            ============             ============
Fixed charges:
   Interest on indebtedness                                        4,011                    5,643
   Portion of rents representative of the interest factor          3,222                    3,222
   Capitalized interest                                            1,080                        -
                                                            ------------             ------------
          Total fixed charges                               $      8,313             $      8,865
                                                            ============             ============

          Ratio of earnings to fixed charges                       18.16                    13.51
                                                            ============             ============

                                                                                       Fiscal Year Ended
                                                            -----------------------------------------------------------------------
                                                            February 22,  February 23,   February 24,   February 26,   February 27,
                                                                2003          2002           2001           2000           1999
                                                            -----------------------------------------------------------------------
                                                                             (Dollars  in thousands, except ratios)
Earnings:
   Income before income taxes                               $    229,066  $    109,720   $     70,735   $    155,977   $    150,954
   Add:
      Interest on indebtedness                                    11,267        22,876         27,165         29,032         27,405
      Equity income (loss), net of distributions                     316          (815)         1,343           (376)        (3,117)
      Minority losses                                                578           160          2,039          4,528            484
      Portion of rents representative of the interest
        factor                                                     6,444         6,444          7,160          7,160          7,160
      Amortization of capitalized interest                         1,176         1,821          1,927          2,210          1,985
                                                            ------------  ------------   ------------   ------------   ------------
          Adjusted earnings                                 $    248,847  $    140,206   $    110,369   $    198,531   $    184,871
                                                            ============  ============   ============   ============   ============
Fixed charges:
   Interest on indebtedness                                       11,267        22,876         27,165         29,032         27,405
   Portion of rents representative of the interest factor          6,444         6,444          7,160          7,160          7,160
   Capitalized interest                                              174         1,250          1,077              -          1,983
                                                            ------------  ------------   ------------   ------------   ------------
          Total fixed charges                               $     17,885  $     30,570   $     35,402   $     36,192   $     36,548
                                                            ============  ============   ============   ============   ============

          Ratio of earnings to fixed charges                       13.91          4.59           3.12           5.49           5.06
                                                            ============  ============   ============   ============   ============
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